    As filed with the Securities and Exchange Commission on April 13, 1998.

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            SUIZA FOODS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                            75-2559681
--------------------------------                         ----------------------
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

                      3811 TURTLE CREEK BLVD., SUITE 1300
                              DALLAS, TEXAS  75219
                                 (214) 528-0939

      (Address, including Zip Code,  and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                          -------------------------

                            SUIZA FOODS 401(k) PLAN
                              (Full Title of Plan)

                          -------------------------

                  GREGG L. ENGLES                                                COPY TO:
 CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER                         WILLIAM A. MCCORMACK
              SUIZA FOODS CORPORATION                                          JON L. MOSLE
        3811 TURTLE CREEK BLVD., SUITE 1300                                HUGHES & LUCE, L.L.P.
               DALLAS, TEXAS  75219                                    1717 MAIN STREET, SUITE 2800
                   (214) 528-0939                                          DALLAS, TEXAS  75201
       (Name, Address, and Telephone Number,
     including Area Code, of Agent for Service)

                          -------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS          AMOUNT             OFFERING PRICE           AGGREGATE              AMOUNT OF
   OF SECURITIES              TO BE              PER SHARE(2)        OFFERING PRICE(2)        REGISTRATION
  TO BE REGISTERED        REGISTERED(1)                                                            FEE
---------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value              200,000                $58.63              $11,726,000              $3,459
===============================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the Suiza Foods 401(k) Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on April 7, 1998, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Suiza Foods Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which contains the Registrant's audited financial statements for the Registrant's last completed fiscal year (the "1998 Form 10-K").

         (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1996 Form 10-K.

         (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, dated February 19, 1997, (File Number 1-12755), including any amendment or report filed for the purpose of updating such description.

         (d) The description of the Registrant's common stock purchase rights (the "Rights"), contained in the Registrant's Registration Statement on Form 8-A, filed on March 10, 1998, (File Number 1-12755), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

       Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

       The Registrant's Certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

 5.1*                      Opinion of Hughes & Luce, L.L.P.

23.1*                      Consent of Deloitte & Touche LLP

23.2*                      Consent of Arthur Andersen LLP

23.3*                      Consent of Hughes & Luce, L.L.P.
                           (contained in Exhibit 5.1)

24.1*                      Power of Attorney (contained in
                           signature page)

--------------------
*Filed herewith.

ITEM 9.   UNDERTAKINGS.

         (a)     The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 13, 1998.

                             SUIZA FOODS CORPORATION


                             By:  /s/ Tracy L. Noll
                                  ---------------------------------------------
                                  Tracy L. Noll
                                  Vice President and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Suiza Foods Corporation, hereby severally constitute and appoint Gregg L. Engles and Tracy L. Noll, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Suiza Foods Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                   Title                                Date
             ---------                                   -----                                ----

/s/ Gregg L. Engles                        Chairman of the Board, Chief                April 13, 1998
-------------------------------            Executive Officer and Director
Gregg L. Engles                            (Principal Executive Officer)


                                           Director
-------------------------------
Alan Bernon


/s/ Cletes O. Beshears                     Director                                    April 13, 1998
-------------------------------
Cletes O. Beshears


/s/ Hector M. Nevares                      Director                                    April 13, 1998
-------------------------------
Hector M. Nevares


/s/ Stephen L. Green                       Director                                    April 13, 1998
-------------------------------
Stephen L. Green


                                           Director
-------------------------------
Robert L. Kaminski


/s/ David F. Miller                        Director                                    April 13, 1998
-------------------------------
David F. Miller


/s/ P. Eugene Pender                       Director                                    April 13, 1998
-------------------------------
P. Eugene Pender


/s/ Robert Piccinini                       Director                                    April 13, 1998
-------------------------------
Robert Piccinini


/s/ John R. Muse                           Director                                    April 13, 1998
-------------------------------
John R. Muse


/s/ Delton C. Parks                        Director                                    April 13, 1998
-------------------------------
Delton C. Parks


/s/ Jim L. Turner                          Director                                    April 13, 1998
-------------------------------
Jim L. Turner

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

 5.1*                      Opinion of Hughes & Luce, L.L.P.

23.1*                      Consent of Deloitte & Touche LLP

23.2*                      Consent of Arthur Andersen LLP

23.3*                      Consent of Hughes & Luce, L.L.P.
                           (contained in Exhibit 5.1)

24.1*                      Power of Attorney (contained in
                           signature page)


--------------------
*Filed herewith.